EXHIBIT 99.1

GAIN Capital Provides Further Comments on Extreme Volatility of Swiss Franc
-Company generated a profit amid high levels of customer trading activity
-Company’s financial position remains strong and is operating under normal conditions
Bedminster, New Jersey—January 16, 2015—GAIN Capital (NYSE:GCAP, “GAIN” or “the Company”) today provided further comments on yesterday’s extreme volatility in the Swiss franc.
GAIN generated a profit for the day, considering both trading profit and negative client equity, leveraging its robust risk management framework and heightened customer trading activity following the surprise announcements by the Swiss National Bank.
“Our strong risk-management framework allowed us to generate a profit on one of the most turbulent days for the global currency markets in recent years,” said Glenn Stevens, CEO of GAIN Capital. “We remain focused on managing our risk, taking a conservative approach to managing our exposure to global currencies, while providing liquidity and high-quality execution to our global client base,” added Mr. Stevens. “Events such as the SNB announcement, although unexpected, can be mitigated in their impact using a comprehensive, consistent approach to risk management, a focus on maintaining robust, scalable trading technology and vigilantly focusing on our customers. We have positioned ourselves to effectively manage risk during both calm and tumultuous markets and our performance during this recent event shows that,” concluded Mr. Stevens.
As part of its risk management framework, GAIN actively assesses evolving market and other risks and takes steps to address them. An assessment of the risk exposure relating to EUR/CHF led GAIN to increase client margin requirements to 5% effective September 26, 2014 in order to help mitigate negative client equity in the event of a major event.
“Following the events of January 15, 2015, we remain well capitalized, financially sound and well positioned to grow market share and, as one of the industry’s leading consolidators, take advantage of the strategic acquisition opportunities that will result from yesterday’s events. Our market-leading product offering and client execution means we are well placed to meet demand for online trading in foreign exchange, CFDs and other products,” Mr. Stevens concluded.
About GAIN Capital

GAIN Capital Holdings, Inc. (NYSE: GCAP) provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future.  The forward-looking statements contained in this earnings release include, without limitation, statements relating to GAIN Capital's expectations regarding financial performance. A variety of important factors could cause results to differ materially from such statements. These factors include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, including changes in regulation of futures companies, errors or malfunctions in our systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, including the successful integration of City Index, our ability to effectively compete in the OTC products and futures industries, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital's views as of the date of this earnings release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

Investor Relations Contact
Hugh Collins and Lynn Morgen
MBS Value Partners
+1 212.750.5800
gain@mbsvalue.com

Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com